Exhibit 99.1

Contact: Roger R. Hopkins, Chief Accounting Officer
Phone: (615) 890-9100

NHI Announces First Quarter Earnings Release and Conference Call Dates
MURFREESBORO, Tenn.--(April 22, 2015) -- National Health Investors, Inc. (NYSE: NHI) announced today details for the release of its results for the first quarter ended March 31, 2015. NHI plans to issue its earnings release for the first quarter after the market closes on Thursday, May 7, 2015, and will host a conference call on Friday, May 8, 2015 at 12 p.m. ET. The number to call for this interactive teleconference is (212) 231-2930 with the confirmation number, 21767651.

The live broadcast of NHI’s first quarter conference call will be available online at www.nhireit.com as well as https://www.webcaster4.com/Webcast/Page/633/8172 on Friday, May 8, 2015, at 12 p.m. ET. The online replay will follow shortly after the call and continue for approximately 90 days.

About National Health Investors
Incorporated in 1991, National Health Investors, Inc. (NYSE: NHI) is a real estate investment trust specializing in sale-leaseback, joint-venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical investments. NHI’s portfolio consists of independent, assisted and memory care communities, entrance-fee retirement communities, skilled nursing facilities, medical office buildings and specialty hospitals. For more information, visit www.nhireit.com.